UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Carolina Financial Corporation

288 Meeting Street
Charleston, SC 29401
(843) 723-7700

April 1, 2016

Dear Stockholder:

On behalf of the Board of Directors and management of Carolina Financial Corporation (the “Company”), we cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held at 5:00 p.m. on May 3, 2016, at The Country Club of Charleston, 1 Country Club Drive, Charleston, South Carolina.

In addition to the annual stockholder vote on corporate business items, the meeting will include management’s report to you on the Company’s fiscal 2015 financial and operating performance.

An important aspect of the meeting process is the stockholder vote on corporate business items. We urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the following proposals: (i) to elect four directors to serve for a term of three years and one director to serve for a term of one year, (ii) to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 15,000,000 shares to 25,000,000 shares, and (iii) to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016. The Board of Directors has carefully considered these proposals and unanimously recommends that you vote for each of the nominees and in favor of each of the proposals calling for a “yes” or “no” vote.

We encourage you to attend the meeting in person. Whether or not you attend the meeting, we hope that you will read the enclosed proxy statement and vote your shares in advance of the Annual Meeting either by Internet, telephone or by mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy. If you need assistance in completing your proxy, please call the Assistant Secretary of the Company at (843) 534-5142.

Thank you for your attention to this important matter.

Sincerely,

G. Manly Eubank
Chairman of the Board

CAROLINA FINANCIAL CORPORATION

288 Meeting Street

Charleston, South Carolina 29401

(843) 723-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 3, 2016

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Carolina Financial Corporation (the “Company”) will be held at The Country Club of Charleston, 1 Country Club Drive, Charleston, South Carolina. at 5:00 p.m., local time, on May 3, 2016.

A proxy card and a proxy statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of four directors to serve for a term of three years and one director to serve for a term of one year;
2.	The approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 15,000,000 shares to 25,000,000 shares;
3.	The ratification of the appointment of Elliott Davis Decosimo, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016; and
4.	Such other matters as may properly come before the Meeting, or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 18, 2016 are the stockholders entitled to vote at the Meeting and any adjournments thereof. A complete list of these stockholders will be available at the Company’s offices prior to the Meeting.

You are requested to vote the enclosed form of proxy, which is solicited on behalf of the Board of Directors, either by Internet, telephone or by mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

M. J. Huggins, III
Executive Vice President and Secretary

Charleston, South Carolina

April 1, 2016

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

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PROXY STATEMENT

Carolina Financial Corporation

288 Meeting Street

Charleston, South Carolina 29401

(843) 723-7700

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 3, 2016

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Carolina Financial Corporation (the “Company”), the parent company of CresCom Bank (the “Bank”), Crescent Mortgage Company (“Crescent Mortgage”), and Carolina Services Corporation of Charleston (“Carolina Services Corporation”), which are direct subsidiaries of the Bank, to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”) which will be held at The Country Club of Charleston, 1 Country Club Drive, Charleston, South Carolina on May 3, 2016, at 5:00 p.m., local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this proxy statement are first being mailed to stockholders on or about April 1, 2016.

At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of four directors to serve for a term of three years and one director to serve for a term of one year, to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of Common Stock the Company is authorized to issue from 15,000,000 shares to 25,000,000 shares, and to ratify the appointment of Elliott Davis Decosimo, LLC as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2016.

Vote Required and Proxy Information

The Board of Directors set March 18, 2016, as the record date for the Meeting. Stockholders owning the Company’s Common Stock at the close of business on that date are entitled to vote and to attend the Meeting. As of the record date, there were 12,051,615 shares of Common Stock outstanding, which were held by 258 stockholders of record. Each share of the Company’s Common Stock is entitled to one vote on all matters voted on at the Meeting. If you are a registered stockholder who wishes to vote at the Meeting, you may do so by selecting one of the following options:

Voting by Proxy: You are requested to vote the enclosed form of proxy, which is solicited on behalf of the Board of Directors, either by Internet, telephone or by mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. No postage is required if mailed within the United States. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent. Please vote all proxy cards to be certain that all your shares are voted.

Voting in Person: You may vote in person at the Meeting. We will distribute written ballots to any stockholder of record who wishes to vote at the Meeting.

Many of the Company’s stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold the Company’s shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

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If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of the Company’s director nominees and the vote on the amendment to the Certificate of Incorporation. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted on certain matters, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. Your brokerage firm may now vote your shares only under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to the ratification of the appointment of our independent registered public accounting firm, but not with respect to the election of directors or the proposal to amend the Certificate of Incorporation. If you hold your shares in street name, it is critical that you cast your vote so your shares may be voted on all proposals.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.”

A majority or more of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum. We will include abstentions and broker non-votes in determining whether a quorum exists. If a share is represented for any purpose at the Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes, will be included in determining the number of votes present or represented at the Meeting.

  Assuming in each case that a quorum is present:

•	With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

•	With respect to Proposal No. 2, the amendment to the Company’s Certificate of Incorporation requires the approval of a majority of the outstanding shares of the Company’s Common Stock entitled to vote. Abstentions, broker non-votes, and the failure to return a signed proxy will have the effect of a “no” vote on Proposal No. 2.

•	With respect to Proposal No. 3, the proposal will be approved if the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

Any other matters that may be brought before the Meeting will be determined by a majority of the votes cast.

As of the record date, the Company’s directors and executive officers owned or were deemed to control approximately 15.50% of the Company’s Common Stock, and they have indicated that they intend to vote their shares for the election of the Company’s director nominees, for the amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 15,000,000 shares to 25,000,000 shares, and for the ratification of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the fiscal year ended December 31, 2016.

  When you sign the proxy card, you appoint Robert G. Clawson and Robert M. Moïse as your representatives at the Meeting. Messrs. Clawson and Moïse will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Clawson and Moïse will vote your proxy for the election to the Board of Directors of all the nominees listed below under “Election of Directors,” for the amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 15,000,000 shares to 25,000,000 shares, and for the ratification of the appointment of Elliott Davis Decosimo, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016. The Company is not aware of any other matters to be considered at the Meeting. However, if any other matters come before the Meeting, Messrs. Clawson and Moïse will vote your proxy on such matters in accordance with their judgment.

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A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy before the Meeting should be delivered to M. J. Huggins, III, Secretary, Carolina Financial Corporation, 288 Meeting Street, Charleston, South Carolina 29401.

The Company is paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to its stockholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. The Company is distributing this proxy statement on or about April 1, 2016.

 Important Notice of Internet Availability. The proxy statement and the Company’s 2015 Annual Report on Form 10-K are available to the public for viewing under the Investor Relations section under the Governance Documents tab of the Company’s website https://www.haveanicebank.com.

In addition, the above items and other filings with the Securities and Exchange Commission (the “SEC”) are also available to the public on the SEC’s website at www.sec.gov. Upon written or oral request by any stockholder, we will deliver a copy of the Company’s 2015 Annual Report on Form 10-K. Only one copy of the Company’s proxy materials is being delivered to two or more stockholders who share an address. However, upon written or oral request, we will also promptly deliver a copy of this proxy statement to the Company’s stockholders at a shared address to which a single copy of the document was delivered. Stockholders should contact M. J. Huggins, III, Secretary, Carolina Financial Corporation, 288 Meeting Street Charleston, South Carolina 29401 or at (843) 723-7700 if they wish to receive an additional copy of the Company’s proxy materials. Alternatively, any stockholders sharing an address and currently receiving multiple copies of the proxy materials may request that a single copy of the proxy materials be provided their shared address.

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PROPOSAL I - ELECTION OF DIRECTORS

General Information Regarding Election of Directors

The Company’s Board of Directors is proposed to be comprised of 11 members and divided into three classes. Directors of the Company are generally elected to serve for a three-year term. The terms are staggered in order to provide for the election of approximately one-third of the directors each year. The Company’s Bylaws provide for an age limitation in that no person who has reached the age of 75 years may be elected or appointed to a term of office as a director.

Class I	Class II	Class III
Robert M. Moïse, CPA	W. Scott Brandon	Robert G. Clawson, Jr
David L. Morrow	Jeffery L. Deal, M.D.	G. Manly Eubank
Jerold L. Rexroad	Michael P. Leddy	Daniel H. Isaac, Jr.
Claudius E. Watts IV	Thompson E. Penney

At the Meeting, stockholders will elect four nominees as Class II directors to serve a three-year term, expiring at the 2019 Annual Meeting of Stockholders of the Company, and one nominee as a Class III director to serve for a one-year term, expiring at the 2017 Annual Meeting of Stockholders of the Company. The directors will be elected by a plurality of the votes cast at the Meeting. This means that the five nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes with respect to the nominees will not be considered to be either affirmative or negative votes. Stockholders do not have cumulative voting rights with respect to the election of directors.

The Board of Directors recommends that you elect Messrs. Brandon, Deal, Leddy, and Penney as Class II directors and Mr. Isaac as a Class III director.

Three of the Company’s current Class II directors – Howell V. Bellamy, Jr., Benedict P. Rosen, and Bonum S. Wilson, Jr. – will not stand for re-election. Each of their terms as a director will expire at the Meeting.

If you submit a proxy but do not specify how you would like it to be voted, Messrs. Clawson and Moïse will vote your proxy to elect Messrs. Brandon, Deal, Isaac, Leddy, and Penney. If any of these nominees are unable or fails to accept nomination or election (which we do not anticipate), Messrs. Clawson and Moïse will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

Information on Nominees

Set forth below is certain information about the nominees, including their age, the period they have served as a director or executive officer, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board of Directors’ conclusion that such person should serve as a director for the Company.

W. Scott Brandon, 52, has served as a member of the Company’s Board of Directors since 2001. Mr. Brandon is owner and CEO of The Brandon Agency, South Carolina’s largest independently owned advertising agency. He is also owner of Intellistrand, an internet marketing company that buys, sells and monetizes intuitive domain names on the internet as well as Fuel Interactive, South Carolina’s first and largest interactive-only advertising agency. He holds a Bachelor of Science degree in Economics from Davidson College and a Juris Doctor degree from the University of South Carolina School of Law. Mr. Brandon is a 2012 recipient of The American Advertising Federation’s Silver Medal Award for his outstanding contributions to advertising and creative excellence. Mr. Brandon currently serves on the Board of Directors for the Myrtle Beach Area Recovery Council and the Myrtle Beach Regional Economic Development Corporation. He is a past member of the Horry-Georgetown Technical College Board of Visitors, past board member of The E. Craig Wall School of Business Administration Board of Visitors, past board member of the American Heart Association (Coastal Chapter), past board member of the Better Business Bureau, past board member of the Salvation Army Horry County as well as the Myrtle Beach Haven. He is a current member of Young Presidents Organization and Chief Executives Organization. Mr. Brandon has substantial leadership and financial experience as founder of several successful businesses and is extensively involved in the local community, both of which enhance his ability to serve on the Company’s Board of Directors.

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Jeffery L. Deal, M.D. 61, has served as a member of the Company’s Board of Directors since 1996. Dr. Deal is an anthropologist and physician and served as Director of Health Studies for Water Missions International, a non-profit non-governmental organization that provides water and sanitation for developing areas. Dr. Deal is a founding partner of Charleston ENT, and previously served as President of the Medical Staff of Bon Secours-St. Francis Hospital, Medical Director of a startup medical facility in South Sudan, and several other related positions. Dr. Deal is a Fellow in the American College of Surgeons, a Fellow in the American Academy of Otolaryngology - Head and Neck Surgery, and a Fellow in the Royal Society of Tropical Medicine. Dr. Deal is a graduate of the Medical University of South Carolina and completed his residency at the National Naval Medical Center in Bethesda, Maryland. He brings to the Board of Directors insights relative to the challenges and opportunities facing small businesses and healthcare professionals within the Company’s market areas.

Daniel H. Isaac, Jr., 64, has served as a member of the Board of Directors of the Company’s wholly-owned subsidiary, CresCom Bank, since 2001. Mr. Isaac is founder and co-owner of A&I Fire and Water Restoration. He holds a Bachelor of Science degree from The Citadel in Charleston, South Carolina. Mr. Isaac has been involved in numerous local and state organizations. He previously served as Chairman of the Myrtle Beach Chamber of Commerce and the South Carolina Department of Transportation. Mr. Isaac’s qualification to serve on the Company’s Board of Directors is attributable primarily to his experience of founding a successful business and his involvement in many leadership positions.

Michael P. Leddy, 72, has served as a member of the Company’s Board of Directors since 2013. Prior to joining the Board of Directors, Mr. Leddy was the President and Chief Executive Officer of Crescent Mortgage Company from 2008 until 2011. Mr. Leddy has more than 40 years of mortgage banking experience and was a founding team member in the formation of Arvida Mortgage, a subsidiary of Walt Disney Productions. Mr. Leddy was briefly retired from 2011 until he joined the Company’s Board of Directors in 2013. Mr. Leddy served in the U.S. Navy on board the USS Thomas Jefferson. Mr. Leddy holds a Bachelors of Science degree in finance from University of Central Florida and a Juris Doctor degree from Atlanta Law School. Mr. Leddy’s qualification as a member of the Board of Directors is primarily attributed to his experience in founding two mortgage companies and previously holding the position of CEO of Crescent Mortgage Company, as well as his vast knowledge of the mortgage industry.

Thompson E. “Thom” Penney, 65, has served as a member of the Company’s Board of Directors since 2013. Mr. Penney is the Chairman of the Board and President/CEO (a position he has held since 1989) of LS3P, a multi-disciplinary firm offering architecture, planning, and interior architecture services to clients throughout the U. S. With more than 275 personnel throughout the seven Southeastern offices, he is responsible for overall firm management, organizational vision, successful integration of professional services, marketing, and operations of the firm. Mr. Penney has more than 41 years of experience in the architectural field and under his leadership, LS3P has grown to become a firm consistently recognized by Engineering News and Record as one of the Top 500 Design Firms and Top 50 Architectural Firms in the United States. A graduate of Clemson University with a bachelor’s degree (1972) and master’s degree (1974) in architecture, Penney received the Alumni Distinguished Service Award from Clemson University, was recipient of the AIA South Carolina Medal of Distinction, its highest honor, he has received the Joseph P. Riley Leadership Award from the Charleston Metro Chamber and was honored with the Award for Ethics and Civic Responsibility from The Free Enterprise Foundation. Mr. Penney generously volunteers his time to his profession and community, having served as National President of The American Institute of Architects (2003); Chairman of the Charleston Metro Chamber of Commerce (2008), and is current Co-Chair of the National AIA-AGC Joint Committee. He is also on the Boards of the South Carolina Aquarium, the Charleston Regional Development Alliance, the AIA large Firm Roundtable, and is Vice Chair of the Trident CEO Council. His qualifications as a member of the Board of Directors is attributed to his business expertise within the Company’s market areas.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

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Information of Other Directors and Executive Officers

Set forth below is also information about each of the Company’s other directors and executive officers, including their age, the period they have served as a director or executive officer, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the board’s conclusion that such person should serve as a director for the Company.

Jerold L. Rexroad, 55, has served as the Company’s President and Chief Executive Officer since 2012 and as a director since 2012. Mr. Rexroad also serves as Executive Chairman of the Board of the Bank and Executive Chairman of the Board of Crescent Mortgage Company. Mr. Rexroad joined the Company in May 2008 as Executive Vice President. Mr. Rexroad began his career in 1982 with Peat, Marwick, Mitchell and Co., a predecessor to the international accounting firm KPMG LLP, and is a Certified Public Accountant. He became a KPMG partner in 1994 with responsibilities for all financial institutions in South Carolina. In 1995, Mr. Rexroad joined Coastal Financial Corporation as Executive Vice President and Chief Financial Officer. Under his oversight, the bank grew organically from $375 million in total assets to over $1.8 billion in total assets. Coastal Financial Corporation was sold to BB&T in 2007. Mr. Rexroad is a member of the American Institute of Certified Public Accountants and the South Carolina Association of Certified Public Accountants. Mr. Rexroad is a graduate of Bob Jones University, cum laude. Mr. Rexroad is a director of the Myrtle Beach Economic Development Corporation. His leadership experience, including over 30 years of experience in public accounting and financial institution management, as well as his service as the chief financial officer of a public bank holding company, enhance his ability to serve on the Company’s Board of Directors. These roles have required industry expertise combined with operational and global management expertise.

David L. Morrow, 65, has served as an Executive Vice President of the Company since 2004 and has served as a member of the Company’s Board of Directors since 2001. Mr. Morrow is a graduate of Clemson University with a Bachelor of Science degree and has more than 41 years of experience in banking and financial institution management in South Carolina. Prior to founding Crescent Bank, a predecessor to CresCom Bank, he served as President of Carolina First Savings Bank and also as Executive Vice President and member of the Board of Directors of Carolina First Bank. He is currently a member of the Clemson University Board of Visitors, a member of the Board of Directors and Treasurer for the S.C. Bankers Association (SCBA) and a member of the Board of Advisors of the Hollings Cancer Center at the Medical University of South Carolina. Most recently, Mr. Morrow was also named to a three-year appointment with the Federal Reserve Community Depository Institutions Advisory Council (CDIAC), as well as the ABA Community Bankers Council. He is also a past Board member of the Storm Eye Institute at the Medical University of South Carolina, a past member of the Board of Directors of Leadership South Carolina and a past member of the Board of Directors for the South Carolina Museum Foundation. His 40+ years of experience in financial institution management, including previous service as a director of a state-wide financial institution and CEO of both predecessor banks of CresCom Bank, provide a valuable perspective as a director.

G. Manly Eubank, 79, has served as a member of the Company’s Board of Directors since 1996 and currently serves as the Chairman of the Company’s Board of Directors. Mr. Eubank is Chairman of Palmetto Ford, Inc. and has been in the automotive business in Charleston for over 46 years. Mr. Eubank previously served as President of the Charleston Metro Chamber of Commerce and President of the South Carolina Automobile Dealers Association. Mr. Eubank is a graduate of Wofford College. His experience as the founder of a successful business and his involvement in leadership positions in his trade organization enhance his ability to serve on the Board of Directors.

Robert M. Moïse, 67, has served as a member of the Company’s Board of Directors since 1996.  Mr. Moïse is a partner with WebsterRogers LLP in the Charleston office.  He holds Bachelor of Science and Master of Accountancy degrees from the University of South Carolina and has been admitted to practice before the United States Tax Court.  He serves as President of the Coastal Council BSA and is the Secretary of the Coastal Boys Council Board.  He is a member of the American Institute of Certified Public Accountants, serving on their national Tax Practice Responsibilities Committee and is a member of the South Carolina Association of Certified Public Accountants.  Mr. Moïse also continues to serve as a member of the Charleston County Business License Appeals Board. In his professional practice, Mr. Moїse has, after leaving the Internal Revenue Service, worked with national and local CPA firms and has concentrated his practice in the tax area with an emphasis on tax controversy matters and complicated mergers, acquisitions and liquidations for many clients around the state. Mr. Moïse brings to the board his 40 years of financial expertise and business skills. Mr. Moïse’s finance and accounting expertise also qualify him to serve as Chairman of the Company’s Audit Committee and to be considered an “audit committee financial expert.”

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Robert G. Clawson, Jr., 73, has served as a member of the Company’s Board of Directors since 1996. Mr. Clawson is a founding member of the law firm of Clawson and Staubes, LLC, and is a member of the South Carolina State Bar, the American Bar Association, the Metropolitan Exchange Club, and The Hibernian Society. Mr. Clawson is admitted to practice law before the South Carolina Supreme Court, the U.S. District Court for the District of South Carolina, the U.S. Court of Appeals for the Fourth Circuit, the U.S. Court of Federal Claims, the U.S. Tax Court, and the U.S. Court of International Trade. Mr. Clawson previously served as President of the South Carolina Municipal Attorneys Association and the College of Charleston Cougar Club. He is a graduate of the University of North Carolina and the University of South Carolina School of Law. Mr. Clawson’s qualification as a member of the Board of Directors is primarily attributed to his experience in founding a successful law practice and his extensive legal experience.

Claudius E. “Bud” Watts IV, 54, has served as a member of the Company’s Board of Directors since 2015. Mr. Watts is a Partner and Managing Director of The Carlyle Group where he specializes in control equity investments in larger companies focused on software, software enabled services, semiconductors, and electronic systems. Mr. Watts established the firm’s Technology Buyout Group in 2004 and led it until 2014. Mr. Watts led Carlyle’s investment in, and, currently serves on the Board of Directors of, CommScope (NASDAQ: COMM), where he has served as Director since 2011.  Previously, Mr. Watts led Carlyle’s investments in and served on the Boards of Directors of technology companies SS&C Technologies, Open Link Financial, Open Solutions, Freescale Semiconductor, and Jazz Semiconductor, as well as aerospace companies Firth Rixon, Sippican, and CPU Technology. In addition to his current business activities, Mr. Watts also serves as the Chairman of the Board of The Citadel Foundation and The Citadel Trust, which manage the primary endowment funds supporting The Citadel. Prior to joining Carlyle in 2000, Mr. Watts was a Managing Director in the Mergers & Acquisitions group of First Union Securities, Inc. He joined First Union Securities when First Union acquired Bowles Hollowell Conner & Co., where Mr. Watts was a principal. Prior to joining Bowles Hollowell, Mr. Watts was a fighter pilot in the U.S. Air Force. During his service, he was qualified as an instructor pilot in both the F-16 and A-10 aircraft and served in a number of leadership and operations management positions in the United States and abroad. Mr. Watts earned a B.S. in electrical engineering cum laude from The Citadel in Charleston, South Carolina, and an M.B.A. from the Harvard Graduate School of Business Administration.

Other than Messrs. Morrow and Rexroad, for which disclosure is provided above, the following provides information regarding the Company’s other executive officers:

William A. Gehman, III, 55, has served as the Company’s Executive Vice President and Chief Financial Officer since 2012. Prior to being promoted to Chief Financial officer, Mr. Gehman was the Company’s Controller from 2008 to 2012. Mr. Gehman is also the Chief Financial Officer of the Bank, Crescent Mortgage Company and Carolina Services Corporation. Mr. Gehman, a Certified Public Accountant with over 13 years of experience in financial institutions, spent over nine years with Peat, Marwick, Mitchell & Co., a predecessor to the international CPA firm, KPMG. Mr. Gehman was also the Chief Financial Officer or Controller with other companies, after which he joined Coastal Financial Corporation in 2002 as Senior Vice President and Corporate Controller, where his responsibilities included public and regulatory reporting. Mr. Gehman is a member of the American Institute of Certified Public Accountants and the South Carolina Association of Certified Public Accountants. Mr. Gehman is a graduate of Liberty Baptist College.

M. J. Huggins, III, 53, has served as the Company’s Executive Vice President since 2010 and Secretary since 2012. Mr. Huggins is also a founding board member and former President, Chief Credit Officer and Secretary of Crescent Bank. Prior to joining the Company and assisting in the founding of Crescent Bank, Mr. Huggins served as Area Executive and Senior Vice President of Carolina First Bank, responsible for commercial and retail operations from Georgetown to Myrtle Beach, South Carolina. Prior to his tenure with Carolina First Bank, Mr. Huggins worked for C&S Bank. Mr. Huggins is a board member of the Wall College Board of Visitors at Coastal Carolina University. Mr. Huggins is a graduate of Coastal Carolina University (Wall College Alumnus of the Year in 2003) and The Graduate School of Banking at Louisiana State University.

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Fowler Williams, 41, has served as the President of Crescent Mortgage Company as well as a Director of Crescent Mortgage Company since 2011. In 2016, Mr. Williams was promoted to CEO and President of Crescent Mortgage Company. In his 16 years at Crescent Mortgage Company, Mr. Williams has previously worked as National Sales Manager and Executive Vice President over Sales and Operations. Mr. Williams holds the highest designation in the mortgage industry as a Certified Mortgage Banker (CMB). Mr. Williams serves as Chairman of the Mortgage Action Alliance (MAA), the grassroots policy, advocacy and lobbying network for the real estate finance industry. Mr. Williams also has been named 2015-2016 Chairman of the Community Bank and Credit Union Network (CBCUN) for the MBA where he serves on the Independent Mortgage Bankers Executive Counsel and the Regulatory Compliance Committee. Mr. Williams also has been named to the Customer Advisory Board of Freddie Mac, both the QM and TRID regulatory implementation committees for the MBA, and was named to the forty most influential mortgage professionals under 40 by National Mortgage Professional magazine for the past two years.

Family and Business Relationships. No director has a family relationship with any other director or executive officer of the Company.

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PROPOSAL II — AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK

The Board of Directors of the Company has adopted a resolution proposing an amendment to the Certificate of Incorporation to increase the number of the Company’s authorized shares of Common Stock from 15,000,000 shares to 25,000,000 shares. Stockholders are being asked to increase the Company’s authorized shares of Common Stock in order to have shares available for potential transactions.

Reasons for Amendment

The Company’s Certificate of Incorporation currently provides for 15,000,000 shares of authorized Common Stock and 1,000,000 shares of authorized Preferred Stock, of which 12,051,615 and zero shares, respectively, were issued and outstanding at the close of business on March 18, 2016.

The Board of Directors believes that the number of authorized but unissued shares of Common Stock is not adequate to enable the Company, as the need may arise, to take advantage of market conditions and favorable opportunities involving the issuance of the Common Stock without the delay and expense associated with the holding of a special meeting of the Company’s stockholders. The availability of additional authorized shares will provide the Company with the flexibility in the future to issue shares of Common Stock for corporate purposes such as acquisitions, raising additional capital, paying dividends or effecting stock splits, providing equity incentives to employees, officers and directors, and other general corporate purposes.

Effect on Outstanding Common Stock

Authorized but unissued shares of Common Stock may be issued from time to time upon authorization by the Board of Directors, at such times, to such persons and for such consideration as the Board of Directors may determine in its discretion and generally without further approval by stockholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rules. When and if such shares are issued, they would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock.

The authorization of the additional shares would not, by itself, have any effect on the rights of stockholders. However, holders of Common Stock have no preemptive rights to acquire additional shares of the Common Stock and thus the issuance of additional shares of Common Stock for corporate purposes other than a stock split or stock dividend would have a dilutive effect on the ownership and voting rights of the stockholders at the time of issuance.

Increasing the number of authorized shares of Common Stock could adversely affect the ability of third parties to take over or change the control of the Company. It is possible that an increase in authorized shares could render such an acquisition more difficult under certain circumstances or discourage an attempt by a third party to obtain control of the Company by making possible the issuance of shares that would dilute the share ownership of a person attempting to obtain control or otherwise make it difficult to obtain any required stockholder approval for a proposed transaction for control. However, the Board of Directors is not aware of any attempts to take control of the Company and has not presented this Proposal II with the intent that it be utilized as an anti-takeover device.

The text of Article Four, Paragraph A, as it is proposed to be amended, is set forth as Exhibit A to this proxy statement. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote hereon is required to approve this amendment.

The Board of Directors recommends that STOCKHOLDERS vote “FOR” the AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

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PROPOSAL III – RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Elliott Davis Decosimo, LLC to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to the ratification of the appointment by the Company’s stockholders. Representatives of Elliott Davis Decosimo, LLC are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire. Although stockholder ratification of the appointment of the registered public accounting firm for the Company is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Elliott Davis Decosimo, LLC to its stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF Elliott Davis Decosimo, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is focused on the Company’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance stockholder value. The Board of Directors’ commitment to independent oversight is demonstrated by the fact that the majority of the Company’s directors are independent.

The Company believes that it is preferable for an independent director to serve as Chairman of the Board of Directors. The director elected as Chairman, G. Manly Eubank, has been one of the Company’s directors since 1996 and is a long-time resident of the Company’s primary market area. The Company believes it is the Chief Executive Officer’s responsibility to run the Company and the Chairman’s responsibility to run the Board of Directors. As directors continue to have more oversight responsibility than ever before, the Company believes it is beneficial to have an independent Chairman whose sole job is leading the Board of Directors. In making its decision to have an independent Chairman, the Company considered the time that Mr. Rexroad will be required to devote as Chief Executive Officer of the Company. By having another director serve as Chairman of the Board of Directors, Mr. Rexroad will be able to focus his entire energy on running the Company. This will also ensure there is no duplication of effort between the Chief Executive Officer and the Chairman. The Company believes this structure provides strong leadership for the Board of Directors, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of the Company’s customers, employees, and other stakeholders.

Risk oversight is the responsibility of the Board of Directors collectively and individually. The Board of Directors fulfills this responsibility through a combination of oversight with respect to direct board reports from management and the delegation of specific risk monitoring to its committees, which in turn provide reports to the full Board of Directors at each regular meeting. Notwithstanding the foregoing, the Board of Directors believes that its role is one of oversight, recognizing that management is responsible for executing the Company’s risk management policies.

At each regular meeting, the Board of Directors’ standing agenda requires reports from the Chief Financial Officer and other executive officers, who collectively are responsible for all risk areas. Their agenda items are designed to elicit information with respect to each of these areas. The Board of Directors does not concentrate the delegation of its responsibility for risk oversight in a single committee. Instead, each of the Board of Directors’ committees concentrates on specific risks for which its members have an expertise, and each committee is required to regularly report to the Board of Directors on its findings. The Company believes this division of responsibility is the most effective approach for addressing the risks it faces and that the Board of Directors leadership structure supports this approach.

The Company recognizes that different board leadership structures may be appropriate for companies in different situations. The Company will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

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Director Independence

The Board of Directors annually evaluates the independence of its members based on Item 407(a) of Regulation S-K and NASDAQ Rule 5605(a)(2). In addition, the Board of Directors annually evaluates the independence of its Audit Committee and Compensation Committee members based on NASDAQ Rules 5605(c)(2) and (d)(2), respectively. The Company’s corporate governance guidelines and principles require that a majority of the Board of Directors be composed of directors who meet the requirements for independence established by these standards. The Board of Directors has concluded that the Company has a majority of independent directors and that the Board of Directors meets the standards of NASDAQ Rule 5605(a)(2). The Board of Directors has also concluded that the members of the Audit Committee meet the standards of NASDAQ Rule 5605(c)(2) and that the members of the Compensation Committee meet the standards of NASDAQ Rule 5605(d)(2).

The Board of Directors has determined that Messrs. Brandon, Clawson, Deal, Eubank, Isaac (if elected), Leddy, Moïse, Penney and Watts are independent taking into account the matters discussed under “Certain Relationships and Related Transactions.” Mr. Rexroad, the Company’s President and Chief Executive Officer, and Mr. Morrow, the Company’s Executive Vice President, are not considered to be independent as they are also executive officers of the Company.

Meetings and Committees of the Board of Directors

During 2015, the Board of Directors held six regular and special meetings. Each of the current directors attended at least 75% of the aggregate of such board meetings and meetings of each committee on which they served for the periods during which they served. The Board of Directors has not implemented a formal policy regarding director attendance at the Company’s Annual Meeting of Stockholders, although each director is expected to attend all Annual Meetings of Stockholders absent unusual or extenuating circumstances. All of the Company’s directors attended the 2015 Annual Meeting of Stockholders.

The Board of Directors has standing Executive, Audit, Compensation, Corporate Governance/Nominating, Finance and Capital Allocation, each of which is described in more detail below. The Board of Directors previously also had a Mergers and Acquisitions Committee; however, in March 2015, the Mergers and Acquisitions Committee was rolled into the Executive Committee.

Executive Committee

The Executive Committee is responsible for, among other things, exercising authority on behalf of the Board of Directors when it is otherwise impracticable for the full Board of Directors to act. The Executive Committee is composed of 10 members: Messrs. Eubank, Brandon, Deal, Moïse, Morrow, Penney, Rexroad, Rosen, Watts, and Wilson. The Executive Committee met nine times during the 2015 fiscal year.

The Executive Committee functions are set forth in its charter, which was adopted on April 24, 2013. A copy of the Executive Committee Charter may be found under the Investor Relations section under the Governance Documents tab of the Company’s website, https://www.haveanicebank.com.

Audit Committee

The Audit Committee is responsible for the review of the Company’s annual audit report prepared by the Company’s independent registered public accounting firm. The Audit Committee is composed of six members: Messrs. Moïse, Bellamy, Deal, Leddy, Watts, and Wilson, each of whom is a non-management director. The Audit Committee met five times during the 2015 fiscal year.

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The Audit Committee’s review includes a detailed discussion with the independent registered public accounting firm and recommendation to the full Board of Directors concerning any action to be taken regarding the audit. The Audit Committee also has the authority to conduct or authorize investigations into any matters within its scope of responsibility. The Audit Committee is empowered to:

•	appoint, compensate, retain, and oversee the work of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, with any such registered public accounting firm reporting directly to the Audit Committee;

•	resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting;

•	pre-approve all external audit services;

•	retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;

•	meet with the Company’s officers, employees, independent registered public accounting firm, or outside counsel as deemed necessary.

Under its charter, all members of the Audit Committee must be independent members. Each of the current Audit Committee members is independent under NASDAQ rules. The Audit Committee Charter provides that at least one member of the committee shall be a “financial expert.” The financial expert on the Audit Committee is Robert M. Moïse.

The Audit Committee functions are set forth in its charter, which was adopted on June 18, 2014. A copy of the Audit Committee Charter may be found under the Investor Relations section under the Governance Documents tab of the Company’s website, https://www.haveanicebank.com.

Audit Committee Matters

Report of the Audit Committee of the Board of Directors

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The Audit Committee reviewed and discussed with management the audited financial statements. The Audit Committee also discussed with its independent registered public accounting firm those matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received from the independent registered public accounting firm the written disclosures and letters required by applicable requirements of the PCAOB regarding the firm’s independence and has discussed with the firm its independence from the Company and its management. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

The report of the Audit Committee is included herein at the direction of its members, Messrs. Moïse, Bellamy, Deal, Leddy, Watts, and Wilson.

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Independent Certified Public Accountants

Elliott Davis Decosimo, LLC was the Company’s independent certified public accountants during the fiscal years ended December 31, 2015 and 2014 and provided Audit and Audit-related services. For the fiscal years ended December 31, 2015 and 2014, Porter Keadle Moore, LLC provided tax services to the Company. Representatives of Elliott Davis Decosimo, LLC are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they so desire. The following table shows the fees that the Company paid for services performed in the fiscal year ended December 31, 2015 and 2014:

	Year Ended December 31, 2015	Year Ended December 31, 2014

Audit Fees	$239,100	$177,500
Tax Fees	82,845	93,845
Audit-Related Fees	64,180	49,515
Total	$386,125	$320,860

Audit Fees. This category includes the aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firm during the 2015 and 2014 fiscal years for the audit of the Company’s annual financial statements, internal financial reporting controls under FDICIA, HUD audits, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

Tax Fees. This category includes the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

Audit-Related Fees. For 2015, audit-related fees consisted of services rendered in connection with the filing of SEC forms S-8, S-3, and S-4. For 2014, audit-related fees consisted of services rendered in connection with the filing of the Form S-8, Form 10, and the audit of the financial information submitted in connection with the Company’s acquisition of branches.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee is responsible for identifying potential directors and presenting them for nomination to the Board of Directors. The Corporate Governance/Nominating Committee is composed of six members: Messrs. Deal, Clawson, Leddy, Penney, Rosen and Wilson. The Corporate Governance/Nominating Committee met two times during the 2015 fiscal year.

Potential director candidates may come to the attention of the Corporate Governance/Nominating Committee through current members of the Board of Directors, stockholders, or other persons. In evaluating such recommendations, the Corporate Governance/Nominating Committee uses the qualifications and standards discussed below and seeks to achieve a balance of knowledge, experience, and capability on the Board of Directors. The Company does not pay a third party to assist in identifying and evaluating potential director candidates.

The Corporate Governance/Nominating Committee recommends to the Board of Directors criteria for the selection of new directors, evaluates the qualifications and independence of potential candidates for directors, including any nominees submitted by stockholders, in accordance with the provisions of the Company’s certificate of incorporation and bylaws, and recommends to the Board of Directors a slate of nominees for election by the stockholders at the annual meeting of stockholders. The Corporate Governance/Nominating Committee is also responsible for recommending to the Board of Directors any nominees to be considered to fill a vacancy or a newly created directorship resulting from any increase in the authorized number of directors. When considering a person to be recommended for nomination as a director, the Corporate Governance/Nominating Committee considers, among other factors, the skills and background needed by the Company and possessed by the person, diversity of the Board of Directors, and the ability of the person to devote the necessary time to service as a director. Each director must represent the interests of our stockholders.

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Any stockholder may nominate persons for election to the Board of Directors by complying with the procedures set forth in our bylaws, which require that timely written notice be provided to the Secretary of the Company in advance of the meeting of stockholders at which directors are to be elected. To be timely, such notice must be delivered or received not less than 90 days prior to the date of the meeting; provided, that if less than 100 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which such notice was given or made to stockholders. Each notice must set forth: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice of (x) the name and address, as they appear on the Company’s books, of such stockholder and (y) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder. The officer of the Company or other person presiding at the meeting may determine that a nomination was not made in accordance with the foregoing procedure and disregard the defective nomination.

The Corporate Governance/Nominating Committee annually reviews the adequacy of, and the Company’s compliance with, the corporate governance principals of the Company and recommends any proposed changes to the Board of Directors for approval. The Corporate Governance/Nominating Committee also administers the annual self-evaluation process for the Board of Directors and each of its committees.

  The Corporate Governance/Nominating Committee functions are set forth in its charter, which was adopted on April 24, 2013. A copy of the Corporate Governance/Nominating Charter may be found under the Investor Relations section under the Governance Documents tab of the Company’s website, https://www.haveanicebank.com.

Compensation/Benefits Committee

The Compensation/Benefits Committee is responsible for evaluating the performance of the Company’s principal officers and employees and determining the compensation and benefits to be paid to such persons. The Compensation/Benefits Committee is composed of seven members: Messrs. Penney, Clawson, Deal, Eubank, Leddy, Rosen, and Wilson. The Compensation/Benefits Committee met five times during the 2015 fiscal year.

The Compensation/Benefits Committee is authorized to (i) review and approve annually the corporate goals and objectives relevant to the compensation of the chief executive officers of the Company and the Bank, (ii) conduct an annual evaluation of the performance of the Chief Executive Officer of the Company, and (iii) annually review and establish the base salary and incentive bonus levels and payments to the Chief Executive Officer and all other executive officers of the Company and the Bank. The Compensation/Benefits Committee is also responsible for administering the Corporation’s incentive plans, including equity-based incentive plans, and for reviewing and granting equity awards to all eligible employees. The Compensation/Benefits Committee may delegate to one or more officers of the Company who are also directors the authority to designate officers and employees of the Company or its subsidiaries to receive equity awards and to determine the number of such awards to be granted to them; provided, that such delegation shall include the total number of equity awards that may be granted under such authority and that no officer may be delegated the power to designate himself or herself the recipient of such awards. In addition, the Compensation/Benefits Committee may engage compensation consultants or other advisors as it deems appropriate to assist it in performing its duties and responsibilities.

In determining the compensation for executive officers, the Compensation/Benefits Committee’s objectives are to encourage the achievement of the Company’s long-range objectives by providing compensation that directly relates to the performance of the individual and the achievement of internal strategic objectives. The Compensation/Benefits Committee believes that its executive officers’ level of compensation is reasonable based upon the Company’s corporate goals and objectives, the business plan of the Company, normal and customary levels of compensation within the banking industry taking into consideration geographic and competitive factors, the Bank’s asset quality, capital level, operations and profitability and the duties performed and responsibilities held by the officer.

The Compensation/Benefits Committee functions are set forth in its charter, which was adopted on June 18, 2014 and revised on February 17, 2016. A copy of the Compensation/Benefits Committee Charter may be found under the Investor Relations section under the Governance Documents tab of the Company’s website, https://www.haveanicebank.com.

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Finance and Capital Allocation Committee

The Finance and Capital Allocation Committee is responsible for reviewing the Company’s financial results and accounting policies. The Finance and Capital Allocation Committee is composed of seven members: Messrs. Brandon, Leddy, Moïse, Morrow, Rexroad, Rosen and Watts. The Finance and Capital Allocation Committee met four times during the 2015 fiscal year.

The Finance and Capital Allocation Committee functions are set forth in its charter, which was adopted on April 24, 2013. A copy of the Finance and Capital Allocation Committee Charter may be found under the Investor Relations section under the Governance Documents tab of the Company’s website, https://www.haveanicebank.com

Mergers and Acquisitions Committee

The Board of Directors previously had a Mergers and Acquisitions Committee, which was responsible for evaluating potential merger and acquisition candidates and transactions. The Mergers and Acquisitions Committee was composed eight members: Messrs. Watts, IV, Brandon, Eubank, Moïse, Morrow, Rexroad, Rosen, and Wilson. The Mergers and Acquisitions Committee met two times during the 2015 fiscal year; however, beginning in March 2015, the Mergers and Acquisitions Committee was rolled into the Executive Committee. The Board of Directors no longer has a standing Mergers and Acquisitions Committee.

Stockholder Communications

The Board of Directors has implemented a process for stockholders of the Company to send communications to the Board of Directors. Any stockholder desiring to communicate with the Board of Directors, or with specific individual directors, may so do by writing to M. J. Huggins, III, Secretary, Carolina Financial Corporation, 288 Meeting Street, Charleston, South Carolina 29401. The Secretary has been instructed by the Board of Directors to promptly forward all such communications to the addressees indicated thereon.

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Compensation of Directors and Executive Officers

Director Compensation

During fiscal 2015, directors of the Company received a retainer fee of $7,000 paid in cash and 947 shares of the Company’s Common Stock. Those directors not employed by a subsidiary of the Company received $500 for each committee meeting attended. As directors of CresCom Bank, Messrs. Brandon, Clawson, Deal, Eubank, Moïse, Penney, Watts and Wilson received $1,000 per meeting. As directors of Crescent Mortgage Company, Messrs. Clawson, Moore and Rosen received $1,000 per meeting. The Chairman of the Company’s Board of Directors received an annual fee of $50,000, paid monthly. Additionally, the Chairmen of the Company’s Audit, Governance/Nominating, Compensation, and Finance and Capital each received a fee of $5,000 per year while the Bank Loan Committee Chairman received $1,000 per year.

2015 DIRECTOR COMPENSATION TABLE

Director Name	Fees Earned or Paid in Cash(1)	Stock Awards	Total
William H. Alford(2)	$5,500	—	$5,500
Howell V. Bellamy, Jr.	$13,000	$10,999	$23,999
W. Scott Brandon	$35,500	$10,999	$46,499
Robert G. Clawson, Jr.	$39,200	$10,999	$50,199
Jeffery L. Deal, M.D.	$41,400	$10,999	$52,399
G. Manly Eubank	$42,733	$10,999	$53,732
Michael P. Leddy	$47,500	$10,999	$58,499
Robert M. Moïse, CPA	$39,000	$10,999	$49,999
Thompson E. Penney	$39,700	$10,999	$50,699
Benedict P. Rosen	$34,500	$10,999	$45,499
Lt. General Claudius E. Watts, III (USAF, Retired)(2)	$16,667	—	$16,667
Claudius E. Watts IV	$29,000	$10,999	$39,999
Bonum S. Wilson, Jr.	$34,500	$10,999	$45,499

(1)     Includes fees, if any, for serving on boards of the Company’s subsidiaries.

(2)    Retired from the Board of Directors with the 2014 annual meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table shows how many shares of Common Stock are owned by the directors, the named executive officers, owners of more than 5% of the outstanding Common Stock, and all directors and executive officers as a group as of March 18, 2016. Unless otherwise indicated, the mailing address for each beneficial owner is care of Carolina Financial Corporation, 288 Meeting Street, Charleston, SC 29401.

Directors and Named Executive Officers	Age	Number of Shares Beneficially Owned(1)(2)(3)(4)	Percent of Beneficial Ownership
Howell V. Bellamy, Jr.	79	36,467	0.30%
W. Scott Brandon	52	164,985	1.37%
Robert G. Clawson, Jr.	73	150,107	1.25%
Jeffery L. Deal, M.D.	61	61,659	0.51%
G. Manly Eubank	79	233,764	1.94%
M.J. Huggins, III	53	79,797	0.66%
Michael P. Leddy	72	101,989	0.85%
David L. Morrow	65	137,540	1.14%
Robert M. Moïse, CPA	67	192,517	1.59%
Thompson E. Penney	65	28,547	0.24%
Jerold L. Rexroad	55	397,255	3.27%
Benedict P. Rosen	79	65,556	0.54%
Claudius E. Watts IV	54	63,563	0.53%
Bonum S. Wilson, Jr.	80	174,097	1.45%
All Directors and Executive Officers as a Group of (14 persons)		1,887,843	15.50%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, holds in an IRA or SEP, or holds in a trust as trustee for the benefit of himself, unless otherwise indicated in these footnotes.

(2)	Includes unvested shares of restricted stock, as to which the directors and executive officers have full voting privileges. The shares are as follows: Mr. Huggins, 24,000 shares; Mr. Morrow, 28,800 shares; Mr. Rexroad, 53,034 shares.

(3)	Includes shares that may be acquired within 60 days of March 18, 2016 by exercising vested stock options or unvested stock options that will vest within 60 days of March 18, 2016. The shares are as follows: Mr. Huggins, 11,738 shares; Mr. Morrow, 30,983 shares; Mr. Rexroad, 87,099 shares.

(4)	Excludes shares of Common Stock owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Clawson, 13,272 shares; Mr. Rosen, 9,600 shares; and Mr. Rexroad, 11,040 shares.

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Executive Compensation

The following table shows the compensation the Company paid for the years ended December 31, 2015 and 2014 to its named executive officers during such periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total

Jerold L. Rexroad(1)
Director, President and Chief Executive Officer; Chairman and CEO of Crescent Mortgage Company; Chairman and Senior Executive Vice President of CresCom Bank	2015	$450,000	$371,250	$160,046	$87,205	$52,316	$1,120,817

Director, President and Chief Executive Officer; Chairman and CEO of Crescent Mortgage Company; Senior Executive Vice President and Chief Administrative Officer of CresCom Bank	2014	$312,000	$260,007	$17,673	—	$49,436	$639,116

David L. Morrow
Director, Executive Vice President; Chief Executive Officer, President and Director of CresCom Bank	2015	$375,000	$222,773	$68,786	$49,833	$59,402	$775,794

Director, Executive Vice President; Chief Executive Officer, President and Director of CresCom Bank	2014	$280,800	$210,600	—	—	$186,932	$678,332

M. J. Huggins, III
Executive Vice President and Secretary; President of Commercial Banking, Secretary and Director of CresCom Bank	2015	$255,000	$139,915	$27,763	$19,933	$93,735	$536,346

Executive Vice President and Secretary; President of Commercial Banking, Secretary and Director of CresCom Bank	2014	$250,000	$187,500	$164,000	$20,276	$84,291	$706,067

(1)	In 2015, Mr. Rexroad participated in the Company’s incentive compensation plan. In 2014, Mr. Rexroad’s bonus compensation arrangement was comprised of an incentive plan for Crescent Mortgage Company and an incentive plan for CresCom Bank. Crescent Mortgage Company incentive plan was for 2.00% of the pretax, pre-bonus earnings of Crescent Mortgage Company, with 40% of such bonus paid in shares of common stock. Common stock was issued from the 2013 Equity Incentive Plan.

(2)	All 2015 and 2014 stock awards were issued from the 2013 Equity Incentive Plan. In fiscal 2015, 7,554 shares of restricted stock and 4,320 shares of restricted stock units were awarded to Mr. Rexroad, 4,320 restricted stock units were awarded to Mr. Morrow and 1,296 restricted stock units were awarded to Mr. Huggins. In addition, Mr. Rexroad, Mr. Morrow and Mr. Huggins were awarded 1,359, 1,132, and 770 shares of common stock, respectively, for meeting certain performance thresholds related to their 2015 incentive plan. In fiscal 2014, Mr. Rexroad was awarded 2,030 common shares related to the Crescent Mortgage Company bonus compensation plan and Mr. Huggins was awarded 19,200 shares of restricted stock. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the market price per share on the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

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(3)	All 2015 and 2014 options awards were issued from the 2013 Equity Incentive Plan. In fiscal 2015, Mr. Rexroad was awarded 24,590 options, Mr. Morrow was awarded 14,052 options and Mr. Huggins was awarded 5,621 options. Options granted to Mr. Rexroad, Mr. Morrow and Mr. Huggins in 2015 vest over three years ratably. In fiscal 2014, Mr. Huggins was awarded 6,576 options. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the market price per share on the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)	All other compensation included the Company’s contributions under the 401(k) Plan, dividends on unvested restricted stock, membership dues, and car allowances paid by the Company to the named executives. In addition, life insurance premium and other payments received in connection with life insurance arrangements “LifeComp” were paid for Mr. Morrow in 2014 and for Mr. Huggins in 2015 and 2014. Mr. Morrow stopped participating in the LifeComp plan and was subsequently paid out his portion of the cash surrender value in 2015. Under the agreement the Bank pays, among other things, the premiums on each policy and additional amounts to the executives to cover federal income taxes owed with respect to their deemed bonuses under the LifeComp Agreements. In 2015, the Company allocated $24,000 in life insurance premium to Mr. Huggins. In 2014, the Company allocated $84,000 and $24,000 in life insurance premiums to Messrs. Morrow and Huggins, respectively, as compensation (an aggregate premium of $108,000). In 2015, the Company also paid $16,000 in other compensation Mr. Huggins to cover federal income taxes owed with respect to the deemed bonuses. In 2014, the Company also paid $56,000 and $16,000 in other compensation to Messrs. Morrow and Huggins, respectively, to cover federal income taxes owed with respect to the deemed bonuses (aggregate bonuses of $72,000). See “Benefit Plans – Elite LifeComp Program” below for additional information regarding the LifeComp Agreements between the Bank and Messrs. Morrow and Huggins.

Outstanding Equity Awards at Fiscal Year-End

The following table summarized outstanding equity awards to our named executive officers at December 31, 2015:

	Stock Options				Stock Awards
	Equity Incentive Plan Awards: Number of Shares underlying Unexercised Options		Option Exercise	Option Expiration	Equity Incentive Plan Awards: Number of Unearned Shares that	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares that have
Name	Exercisable	Unexercisable	Price	Date	have not Vested	not Vested
Jerold L. Rexroad	78,902	—	$4.17	4/25/2023	45,954	$827,172
	—	24,590	$11.58	1/21/2025

David L. Morrow	26,299	—	$4.17	4/25/2023	28,800	$518,400
	—	14,052	$11.58	1/21/2025

M.J. Huggins, III	6,576	—	$4.17	4/25/2023	24,000	$432,000
	3,288	3,288	$8.54	4/25/2024
	—	5,620	$11.58	1/21/2025

Incentive Compensation Plan

In fiscal 2015 and 2014, the Board of Directors implemented an incentive compensation plan for Messrs. Rexroad, Morrow, and Huggins which was tied to achieving certain earnings and operational targets. For 2015, Mr. Rexroad earned $371,250, Mr. Morrow earned $222,773, and Mr. Huggins earned $139,915. For 2014, Messrs. Morrow and Huggins earned $210,600 and $187,500, respectively.

In 2014, the Board of Directors implemented an incentive compensation plan for Mr. Rexroad that consisted of two components. The CresCom Bank incentive was tied to achieving certain earnings and operational targets. Mr. Rexroad earned $234,000 for 2014 related to the CresCom Bank incentive. The Crescent Mortgage Company incentive was based upon pre-tax, pre-incentive earnings at Crescent Mortgage Company and is paid 60% in cash and 40% in the Company’s Common Stock. For 2014, Mr. Rexroad earned $43,680 of which $26,007 and $17,673 were paid in cash and Common Stock, respectively.

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Employment Agreements

The Company has entered into an employment agreement with Mr. Jerold L. Rexroad, its President and Chief Executive Officer, and the Bank has entered into employment agreements with Messrs. David L. Morrow and M. J. Huggins, III, its President/Chief Executive Officer and President of Commercial Banking, respectively. The employment agreements between the Bank and its two executives are substantially identical to the employment agreement of Mr. Rexroad, except that Mr. Huggins also participates in the Elite LifeComp program. Mr. Morrow terminated his participation in the Elite LifeComp program as of December 31, 2014 and was paid out his portion in 2015. Under the employment agreements, Mr. Rexroad currently receives a base salary of $463,500, Mr. Morrow currently receives a base salary of $386,250, and Mr. Huggins currently receives a base salary of $262,650.

The employment agreements provide that upon the occurrence of an “Event of Termination,” as defined in the agreements, the Company or Bank, as applicable, will pay the executive, beneficiary, or estate, three times the average over the past three years of the sum of the executive’s annualized base salary, other cash compensation paid to the executive and contributions made on the executive’s behalf to Company-sponsored employee benefit plans. If the executive’s employment is terminated without cause as an “Event of Termination,” the executive agrees that for a period of one year the employee will not compete with the Company or Bank within 30 miles of the Company’s main office.

The employment agreements also provide that upon the occurrence of a “Change in Control”, as defined in the agreements, the Company or Bank as applicable, will pay the executive, beneficiary, or estate 2.99 times the average over the past five years of the sum of the executive’s “annual compensation”, as defined in the agreements, and contributions made on the executive behalf to Company-sponsored employee benefit plans.

If an event occurred that triggered an obligation to pay benefits to Messrs. Rexroad, Morrow and Huggins as of December 31, 2015, Carolina Financial Corporation and/or the Bank would be required to pay, in the aggregate, (i) approximately $5.7 million, exclusive of a possible gross-up for additional tax payments, in the event the executive’s employment terminated in connection with a Change in Control, and (ii) approximately $6.2 million in the event the executive’s employment terminated without cause upon an Event of Termination that does not include a Change in Control.

Elite LifeComp Program

A life insurance policy has been purchased on the life of Mr. Huggins under a split-dollar life insurance arrangements between the executive and the Bank in order to provide the executive with target retirement and death benefits following termination of employment. Under the arrangement, referred to as the LifeComp Agreement, the executive is named as the policy owner, but the Bank pays the premiums on his policy for a period of years and is entitled to recover a death benefit of $1.8 million under the policy as key man insurance. Until the executive attains an age specified in such executive’s agreement, the Bank annually pays to the executive an amount that is deemed to be, initially, a partial premium payment, and later, an incremental increase in the executive’s interest in the policy’s cash surrender value. Also, during the term of the executive’s employment, the Bank pays to the executive an amount sufficient to cover the interest payments owed by the executive to the Company on the loans, and also an additional amount to cover federal income taxes to which the executive becomes subject upon payment of bonuses.

Under an addendum to the LifeComp Agreement entered into and effective as of January 2007, if the executive’s employment with the Bank terminates for reasons other than for cause or due to a change in control, the Company has agreed to continue its obligations under the LifeComp Agreement until the date on which the split-dollar life insurance arrangement is terminated. Pursuant to the agreement with Mr. Huggins, the termination date is February 27, 2022. Until such termination date, the addendum requires the Company, or its successor, to make all premium payments that would become due after the change in control or event of termination and also to “gross-up” the executive’s income through a series of bonus payments in order to: (i) facilitate the executive’s payment of his portion of the premiums, (ii) enable the executive to partially repay the accumulated loan balance on the deemed loans made by the Bank to the executive to pay the executive’s portion of said premiums, (iii) cover the deemed interest due on such loans, and (iv) cover federal income taxes that the executive would owe with respect to the deemed bonuses and interest owed (but not paid) on the loans. Beginning at retirement age, the executive is entitled to draw a retirement benefit from the cash surrender value of the policy for a period of up to 15 years. The annual target retirement benefit payable to Mr. Huggins is $75,000. In addition, the executive is entitled to a death benefit from the policy of $1 million prior to retirement, and a lesser amount once the executive begins to receive the retirement benefits under the policy. In the event the executive is terminated for cause, the executive loses all rights under the agreement. Life insurance premium and other payments received in connection with life insurance arrangements “LifeComp” were paid for Mr. Morrow in 2014 and for Mr. Huggins in 2015 and 2014. Mr. Morrow stopped participating in the LifeComp plan and was subsequently paid out his portion of the cash surrender value in 2015. Under the agreement the Bank pays, among other things, the premiums on each policy and additional amounts to the executives to cover federal income taxes owed with respect to their deemed bonuses under the LifeComp Agreements. In 2015, the Company allocated $24,000 in life insurance premium to Mr. Huggins. In 2014, the Company allocated $84,000 and $24,000 in life insurance premiums to Messrs. Morrow and Huggins, respectively, as compensation (an aggregate premium of $108,000). In 2015, the Company also paid $16,000 in other compensation Mr. Huggins to cover federal income taxes owed with respect to the deemed bonuses. In 2014, the Company also paid $56,000 and $16,000 in other compensation to Messrs. Morrow and Huggins, respectively, to cover federal income taxes owed with respect to the deemed bonuses (aggregate bonuses of $72,000).

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Certain Relationships and Related Transactions

The Bank has followed a policy of granting commercial and consumer loans, and loans secured by one-to four-family real estate to officers, directors and employees. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with the Banks’ underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.

W. Scott Brandon, a director of the Company, owns 100% of The Brandon Agency, Inc. (“Brandon Agency”) which the Company engaged to provide marketing and advertising services. During the year ended December 31, 2015, the Company paid Brandon Agency $662,000 for services rendered.

All loans by the Bank to its directors and executive officers are subject to federal regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law generally requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates, subject to limited exceptions. Loans to all directors, executive officers, and their associates totaled $14.9 million at December 31, 2015, which was 10.7% of the Company’s stockholders’ equity at that date. There were no loans outstanding to any director, executive officer or their affiliates at preferential rates or terms, which in the aggregate exceeded $100,000 during the year ended December 31, 2015. All loans to directors and officers were performing in accordance with their terms at December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% stockholders to file reports of holdings and transactions in the Company’s stock with the SEC.  Based on a review of Section 16(a) reports and written representations from the Company’s directors and executive officers, the Company believes that all of its directors, executive officers, and 10% stockholders have made all filings required under Section 16(a) in a timely manner, with the exception of Messrs. Brandon, Eubank, Moïse, Watts, Huggins, and Rexroad, who each filed one late report (Form 4), and Mr. Wilson, who filed two late reports (Form 4).

Code of Ethics

The Company expects all of its employees to conduct themselves honestly and ethically. The Company has adopted a Code of Ethics that reflects the Company’s policy of responsible and ethical business practices, and applies to all directors, officers, and employees of the Company and its subsidiaries. Stockholders and other interested persons may view the Company’s Codes of Ethics on the Investor Relations section under the Governance Documents tab of the Company’s website, https://www.haveanicebank.com.

Stockholder Proposals for the 2016 Annual Meeting of Stockholders

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Chairman of the Board of Directors, Chief Executive Officer, or Corporate Secretary at 288 Meeting Street Charleston, SC 29401 no later than November 26, 2016. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company’s Bylaws related to stockholder proposals in order to be included in the Company’s proxy materials.

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Exhibit A

AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

THE COMPANY’S COMMON STOCK

Article FOURTH, Paragraph A of the Company’s Certificate of Incorporation is hereby deleted in its entirety and replaced with the following*:

FOURTH:

A.      The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) consisting of:

1.      One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.      Twenty-five million (25,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

* The following assumes the amendment to the Company’s Certificate of Incorporation is approved at the Meeting. If the amendment is approved, then, upon the filing of the Certificate of Amendment with the Delaware Secretary of State, the number of authorized shares of Common Stock will be increased accordingly.

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MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions MR A SAMPLE Available 24 hours a day, 7 days a week! DESIGNATION (IF ANY) Instead of mailing your proxy, you may choose one of the voting ADD 1 ADD 2 methods outlined below to vote your proxy. ADD 3 ADD 4 MMMMMMMMM ADD 5 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by ADD 6 11:59 p.m., Eastern Time, on May 2, 2016. Vote by Internet o Go to www.investorvote.com/CARO o Or scan the QR code with your smartphone o Follow the steps outlined on the secure website Vote by telephone o Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in X o Follow the instructions provided by the recorded message this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals - The Board of Directors recommends a vote "FOR" the proposals and the election of the nominees listed. 1. The election as directors of all nominees listed below (except as marked to the contrary): For Withhold For Withhold For Withhold + 01 - W. Scott Brandon 02 - Jeffery L. Deal 03 - Daniel H. Isaac Jr 04 - Michael P. Leddy 05 - Thompson E. Penney For Against Abstain For Against Abstain 2. The approval of an amendment to the Company's Certificate 3. The ratification of the appointment of Elliott Davis Decosimo, LLC as the independent registered public accounting firm of of Incorporation to increase the number of shares of common stock we are authorized to issue from 15,000,000 shares to the Company for the fiscal year ending December 31, 2016. 25,000,000 shares. 4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof. B Non-Voting Items ange of Address - Please print your new address below. Comments - Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1 U P X 2 6 7 5 7 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 029K6E

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy - Carolina Financial Corporation ANNUAL MEETING OF STOCKHOLDERS - May 3, 2016 The undersigned hereby appoints Robert G. Clawson, Jr. and Robert M. Moise with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Carolina Financial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Country Club of Charleston, 1 Country Club Drive, Charleston, South Carolina at 5:00 p.m. and at any and all adjournments and postponements thereof. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.